Board of Directors

Father Time, Inc.

3700 Massachusetts Ave. NW

Washington, DC  20016

Gentlemen:

We consent to the use in this Registration Statement on Form S-1 of our report dated March 22, 2017 relating to the financial statements of Father Time, Inc as of December 31, 2016, and for the  period from May 16, 2016 (inception) to December 31, 2016, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

April 7, 2017